AMENDMENT NO. 1 TO LOCK-UP AND LEAK-OUT AGREEMENT

This constitutes Amendment No. 1 (the ***"Amendment"***) to that Lock-Up and Leak-Out Agreement dated as of April 19, 2024 (the ***"Agreement"***), by and between Accredited Solutions, Inc., a Nevada corporation (the ***"Company"***), and Jefferson Street Capital, LLC, a New Jersey limited liability company (the ***"Noteholder"***).

Capitalized terms herein shall have the same meanings as set forth in the Agreement.

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Noteholder agree, as follows:

A. The term "Effective Date" in the Agreement shall mean September 16, 2024.

B. All 163 shares of the Company's Series B Preferred Stock issued to, and currently owned by, Noteholder (the ***"Series B Preferred Stock"***) pursuant to two separate Exchange Agreements dated April 19, 2024, with the Company in exchange for the Outstanding Balance and the Warrant shall be subject to the Lock-up Period, the Leak-out Period, the Leak-out Monthly Limits and the Weekly Leak-out Amount.

C. The shares of Company common stock into which the Series B Preferred Stock may be converted shall be deemed to be Agreement Stock.

D. The term "Lock-up Period" in the Agreement shall mean the period beginning on the date of this Amendment and ending on November 15, 2024.

E. The term "Leak-out Period" in the Agreement shall mean the period from November 15, 2024, through May 15, 2025.

In all other aspects, the Agreement is ratified and affirmed as the date first written above.

COMPANY:

ACCREDITED SOLUTIONS, INC.

Signed by:

By: ______________________
Eduardo A. Brito
Chief Executive Officer

NOTEHOLDER:

JEFFERSON STREET CAPITAL, LLC

DocuSigned by:

By: ______________________
Brian Goldberg
Managing Member